Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Magic Empire Global Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, no par value share(1)	457	(c)	15,000,000	$1.203	$18,045,000	.0.0001531		$2,762.69

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$18,045,000			$2,762.69
	Total Fees Previously Paid								$
	Total Fee Offsets								$
	Net Fee Due									$2,762.69

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales price of the Class A Ordinary Shares as reported on the Nasdaq Capital Market on May 5, 2025, a date within five business days prior to the filing of the Registration Statement.